LightPath Technologies Inc. - S-1

Exhibit 23.1

Tel: 407-841-6930 Fax: 407-841-6347 www.bdo.com	201 South Orange Ave., Suite 800 Orlando, FL 32801

Consent of Independent Registered Public Accounting Firm

LightPath Technologies, Inc.

Orlando, Florida

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated September 15, 2016, relating to the consolidated financial statements of LightPath Technologies, Inc., and of our report dated June 28, 2016 relating to the consolidated financial statements of ISP Optics Corporation, in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA LLP

Orlando, Florida

September 29, 2016